As filed with the Securities and Exchange Commission on January 19, 2001;
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         DREXLER TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                77-0176309
  (State or other jurisdiction         (I.R.S. Employer Identification No.)
of incorporation or organization)

                            1077 Independence Avenue
                      Mountain View, California 94043-1601
                                 (650) 969-7277
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                         DREXLER TECHNOLOGY CORPORATION
                                STOCK OPTION PLAN
                            (Full Title of the Plan)

               JEROME DREXLER                                Copy to:
   Chairman of the Board of Directors and             BARRY LEE KATZMAN, ESQ.
           Chief Executive Officer                   JERALD E. ROSENBLUM, ESQ.
       Drexler Technology Corporation                 Pillsbury Winthrop LLP
          1077 Independence Avenue                      2550 Hanover Street
    Mountain View, California 94043-1601            Palo Alto, California 94304
               (650) 969-7277                             (650) 233-4500
     (Name, address, including zip code,
 and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
  Title of Each Class of      Amount to be        Proposed Maximum         Proposed Maximum           Amount of
     Securities to be          Registered        Offering Price Per       Aggregate Offering       Registration Fee
        Registered                                    Share (1)                Price (1)
---------------------------------------------------------------------------------------------------------------------
       Common Stock          300,000 Shares            $15.44                 $4,632,000              $1,157.81
=====================================================================================================================

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the filing fee, based on the average of the high and low trading prices for the Company's Common Stock as reported on the Nasdaq National Market System on January 16, 2001.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

FORWARD-LOOKING STATEMENTS. Certain statements made in documents incorporated by reference herein relating to plans, objectives, and economic performance go beyond historical information and may provide an indication of future results. To that extent, they are forward looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and each is subject to factors that could cause actual results to differ from those in the forward-looking statement. Such factors are described in the documents filed by the Company from time to time with the Securities and Exchange Commission, including, but not limited to, the Company's most recent report on Form 10-K filed June 28, 2000 and Form 10-Q filed November 6, 2000, and are incorporated herein by this reference.

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The registrant hereby incorporates by reference:

      (a) the registrant's Annual Report on Form 10-K for the Fiscal Year Ended March 31, 2000 filed with the Securities and Exchange Commission on June28, 2000 (the "2000 Form 10-K");

      (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the 2000 Form 10-K, and

      (c) the description of the registrant's Common Stock contained in the Company's General Form for Registration of Securities on Form 10 dated June 27, 1972 (and past and future amendments or updates thereto) for such Common Stock filed under Section 12 of the Exchange Act.

All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS

The information contained in the section Indemnification of Officers and Directors of the registrant's Form S- 3 Registration Statement which became effective on November 24, 1997 (Commission File No. 333-39589), is hereby incorporated by reference.

ITEM 8. EXHIBITS.

The following Exhibits are attached to this Registration Statement and by this reference incorporated herein:

   Exhibit Number                       Description
   --------------                       -----------

          5           Opinion of Pillsbury Winthrop LLP re Legality.
          23(a)       Consent of Arthur Andersen LLP
          23(b)       Consent of Pillsbury Winthrop LLP (included in Exhibit 5).
          24          Power of Attorney (included on signature page).

ITEM 9. UNDERTAKINGS

The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on January 19, 2001.

                                           DREXLER TECHNOLOGY CORPORATION


                                           By /s/    JEROME DREXLER
                                              --------------------------------
                                           Jerome Drexler
                                           Chairman of the Board of Directors
                                           And Chief Executive Officer

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jerome Drexler and Steven G. Larson, jointly and severally, his attorney-in-fact, each with the power of substitution for him in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                               Title                                  Date
           ---------                               -----                                  ----
/s/    JEROME DREXLER                   Chairman of the Board                        January 19, 2001
---------------------------------       and Chief Executive Officer
Jerome Drexler                          (Principal Executive Officer)


/s/   STEVEN G. LARSON                  Vice President of Finance and Treasurer      January 19, 2001
---------------------------------       (Principal Financial and
Steven G. Larson                        Accounting Officer)


/s/   ARTHUR H. HAUSMAN                 Director                                     January 19, 2001
---------------------------------
Arthur H. Hausman


/s/  WILLIAM E. McKENNA                 Director                                     January 19, 2001
---------------------------------
William E. McKenna


                                        Director                                     January 19, 2001
---------------------------------
Dan Maydan


/s/   WALTER F. WALKER                  Director                                     January 19, 2001
---------------------------------
Walter F. Walker

                                  EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------

    5             Opinion of Pillsbury Winthrop LLP re Legality
    23(a)         Consent of Arthur Andersen LLP
    23(b)         Consent of Pillsbury Winthrop LLP (see Exhibit 5)
    24            Power of Attorney (included on Registration Statement
                  signature page)